Exhibit 99.1

CreXus Investment Corp. Reports Results for the 4th Quarter and Year Ended 2012

NEW YORK--(BUSINESS WIRE)--February 19, 2013--CreXus Investment Corp. (NYSE: CXS), today reported GAAP net income for the quarter ended December 31, 2012 of $17.9 million or $0.23 per average share, as compared to $41.8 million or $0.55 per average share for the quarter ended December 31, 2011, and $22.6 million or $0.30 per average share for the quarter ended September 30, 2012.

GAAP net income for the year ended December 31, 2012 was $71.0 million or $0.93 per average share as compared to GAAP net income of $108.4 million or $1.73 per average share for the year ended December 31, 2011.

Common dividends declared for the quarters ended December 31, 2012, December 31, 2011, and September 30, 2012, were $0.32, $0.35 and $0.32 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as differences in premium amortization and discount accretion, non-taxable unrealized and realized gains and losses, provision for loan losses, and non-deductible general and administrative expenses. The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2012, based on the December 31, 2012 closing price of $12.25, was 10.45%.

On a GAAP basis the Company provided a return on average equity of 7.86%, 18.12%, and 9.83%, for the quarters ended December 31, 2012, December 31, 2011, and September 30, 2012, respectively. On a GAAP basis, the Company provided a return on average equity of 7.76%, and 12.03% for the years ended December 31, 2012, and 2011, respectively.

The weighted average yield on commercial real estate loans and preferred equity was 10.56%, 29.86% and 10.29% at December 31, 2012, December 31, 2011 and September 30, 2012, respectively.

The following table summarizes segmented investment portfolio information for the Company:

	December 31,	December 31,	September 30,
	2012	2011	2012
Commercial Real Estate Debt and Preferred Equity Portfolio	(dollars in thousands)
Commercial real estate loans	$729,822	$752,801	$731,815
Preferred equity	39,769	-	39,769
Fixed-rate investments as percentage of portfolio	71%	38%	65%
Adjustable-rate investments as percentage of portfolio	29%	62%	35%
Fixed-rate investments
Commercial mortgage loans as percentage of fixed-rate assets	93%	100%	92%
Preferred equity as percentage of fixed-rate assets	7%	-	8%
Adjustable-rate investments
Commercial mortgage loans as percentage of adjustable-rate assets	100%	100%	100%
Weighted average yield on commercial real estate loans and preferred equity	10.56%	29.86%	10.29%
Real Estate Properties Portfolio including Real Estate Held for Sale
Real estate investment at period-end (1)	70,354	33,196	78,703
Annualized yield on real estate investment portfolio at period end (2)	9.55%	7.67%	9.44%
Mortgages payable on real estate	19,150	16,600	19,150
Net equity in investments in real estate	51,204	16,596	59,553
Annualized yield on net equity in investments in real estate (2)	11.28%	7.96%	11.28%
Weighted average cost of funds on real estate investment financing (3)	3.49%	3.50%	3.49%
(1)	Includes $33.5 million and $41.5 million in real estate held for sale at December 31, 2012 and September 30, 2012, respectively.
Also includes related net intangible assets in excess of liabilities associated with purchase price allocation.
(2)	Based on average assets for the calendar year 2012. Impairment charge and gain on sale related to real estate held for sale were not annualized for purposes of determining the yield.
(3)	Interest expense includes net payments related to the interest rate swap and excludes changes in the market value of the interest rate swap.

The following table summarizes characteristics for each asset class:

	December 31, 2012				December 31, 2011		September 30, 2012
	Commercial	Preferred	Real		Commercial	Real	Commercial	Preferred	Real
	Loans	Equity	Estate		Loans	Estate	Loans	Equity	Estate
Weighted average amortized cost basis	$99.0	$100.0	-		$90.0	-	$98.9	$100.0	-
Weighted average coupon	9.87%	11.00%	-		5.94%	-	9.63%	11.00%	-
Fixed-rate percentage of asset class	70%	100%	-		38%	-	64%	100%	-
Adjustable-rate percentage of asset class	30%	-	-		62%	-	36%	-	-
Weighted average yield on assets at period-end	10.52%	11.35%	9.55%		29.86%	7.67%	10.24%	11.35%	9.44%
Weighted average cost of funds at period-end	-	-	3.49%	(1)	-	3.50%	-	-	3.49%	(1)

(1) Interest expense includes net payments related to the interest rate swap and excludes changes in the market value of the interest rate swap.

At December 31, 2012 and September 30, 2012, the Company’s commercial real estate loan portfolio included one loan on non-accrual status. At December 31, 2011 the Company had two loans relating to one group of underlying properties that were 30 days or more delinquent. During the quarters ended December 31, 2012, December 31, 2011 and September 30, 2012, the Company did not record an additional provision for loan losses.

The accretion of discount on the Company’s loan and preferred equity portfolio, which is recorded as a component of interest income, for the quarters ended December 31, 2012, December 31, 2011 and September 30, 2012, was $499 thousand, $28.8 million and $8.0 million, respectively. The total net discount remaining at December 31, 2012 was $7.4 million as compared to $83.8 million at December 31, 2011, which includes an estimated $45.2 million of unaccretable discount. The accretable net discount at September 30, 2012 was $7.9 million.

The Company’s discontinued operations generated net income of $2.4 million for the quarter ended December 31, 2012, which relates to the net operating results of collateral acquired during the quarter ended March 30, 2012 via a deed in lieu of foreclosure that are recorded as real estate held for sale in the Consolidated Statements of Financial Condition. Net income from discontinued operations for the quarter ended December 31, 2012 is recorded net of a combined tax credit of approximately $1.6 million, composed of a tax credit of $987 thousand and a deferred tax asset of $571 thousand.

Annualized general and administrative expenses, including the management fee, as a percentage of average total equity were 2.14%, 2.09% and 2.07% for the quarters ended December 31, 2012, December 31, 2011, September 30, 2012, respectively. At December 31, 2012, the Company had a common stock book value per share of $11.85 as compared to $12.10 and $11.93 at December 31, 2011 and September 30, 2012, respectively.

CreXus acquires, manages and finances, directly or through its subsidiaries, commercial mortgage loans and other commercial real estate debt, commercial mortgage-backed securities and other commercial and residential real estate-related assets. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company.

The Company will hold the fourth quarter 2012 earnings conference call on Wednesday, February 20, 2013, at 9:00 a.m. ET. The number to call is 1-888-317-6016 for domestic calls and 1-412-317-6016 for international calls. There is no pass code, please reference CreXus Investment Corp fourth quarter earnings. The replay number is 1-877-344-7529 for domestic calls and 1-412-317-0088 for international calls and the conference number is 10002481. The replay will be available at 11:00 a.m. EDT through February 22, 2013 at 1:00 p.m. ET. There will be a web cast of the call on www.crexusinvestment.com. If you would like to be added to the e-mail distribution list, please visit www.crexusinvestment.com, click on Investor Relations, then E-Mail Alerts, enter your e-mail address where indicated and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and strategy; our ability to consummate the transaction contemplated by the agreement and plan of merger with Annaly Capital Management Inc. and its subsidiary CXS Acquisition Corporation; our projected financial and operating results; our ability to obtain and maintain financing arrangements and the terms of such arrangements; general volatility of the markets in which we acquire assets; the implementation, timing and impact of, and changes to, various government programs; our expected assets; changes in the value of our assets; interest rate mismatches between our assets and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate assets; rates of default or decreased recovery rates on our assets; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to integrate and manage newly acquired assets into our portfolio; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent annual report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Assets:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
Cash and cash equivalents	$123,543	$105,575	$189,128	$257,490	$202,814
Commercial real estate loans net of allowance for loan losses ($0, $0, $0, $0 and $369, respectively)
Senior	100,343	146,437	123,845	200,878	374,348
Subordinate	38,954	38,837	38,720	38,527	71,517
Mezzanine	590,525	546,541	513,913	390,682	306,936
Preferred equity, net allowance for loan losses ($0, $0, $0, $0, and $0, respectively)	39,769	39,769	-	-	-
Real estate held for sale	33,511	41,514	44,071	52,800	-
Investment in real estate, net	33,655	33,926	34,196	34,466	33,196
Intangible assets, net	5,095	5,201	5,306	5,412	-
Rents receivable	268	221	154	87	32
Accrued interest receivable	4,957	5,116	4,140	3,509	2,608
Principal receivable from servicer	-	-	11,429	-	-
Other assets	3,379	5,275	2,527	3,540	1,420
Total assets	$973,999	$968,412	$967,429	$987,391	$992,871

Liabilities:
Mortgages payable	$19,150	$19,150	$19,150	$19,150	$16,600
Participation sold (non-recourse)	13,759	-	-	14,898	14,755
Accrued interest payable	-	-	-	48	6
Accounts payable and other liabilities	3,363	4,864	5,809	4,537	4,048
Dividends payable	24,522	24,523	20,692	20,688	26,817
Intangible liabilities, net	1,907	1,938	1,969	2,014	-
Investment management fees payable to affiliate	3,425	3,450	3,426	3,470	3,488
Total liabilities	66,126	53,925	51,046	64,805	65,714

Stockholders' Equity:
Common stock, par value $0.01 per share, 1,000,000,000 authorized, 76,630,528, 76,630,528, 76,630,528, 76,620,112, and, 76,620,112 shares issued and outstanding, respectively	766	766	766	766	766
Additional paid-in-capital	890,862	890,862	890,862	890,757	890,757
Retained earnings	16,245	22,859	24,755	31,063	35,634
Total stockholders' equity	907,873	914,487	916,383	922,586	927,157
Total liabilities and stockholders' equity	$973,999	$968,412	$967,429	$987,391	$992,871

(1) Derived from the audited consolidated statements of financial condition at December 31, 2011.

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarter ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011

Net interest income:
Interest income	$20,397	$26,967	$17,805	$23,392	$41,726
Interest expense	(281)	(187)	(310)	(360)	(75)
Servicing fee	(152)	(149)	(114)	(115)	(142)
Net interest income	19,964	26,631	17,381	22,917	41,509

Other income:
Realized loss on sale of loan	-	-	(525)	-	-
Realized gains on sales of investments	-	-	-	-	4,556
Miscellaneous fee income	(1)	-	-	349	353
Rental income	821	809	811	712	238
Total other income	820	809	286	1,061	5,147

Other expenses:
Provision for loan losses	-	-	-	2,803	-
Management fees to affiliate	3,432	3,446	3,426	3,471	3,560
General and administrative expenses	1,443	1,327	1,180	2,710	1,269
Amortization Expense	106	105	106	123	-
Depreciation expense	270	271	270	275	54
Total other expenses	5,251	5,149	4,982	9,382	4,883

Net income before income tax	15,533	22,291	12,685	14,596	41,773
Income tax	-	6	32	1	(1)
Net income from continuing operations	15,533	22,285	12,653	14,595	41,774

Net income (loss) from discontinued operations (net of tax (credit) expense of $(1,558), $425, $1,564, $295 and $0, respectively)	2,373	2,903	(46)	1,522	-
Gain on sale from discontinued operations	-	-	1,774	-	-
Impairment charges	-	(2,560)	-	-	-
Total income from discontinued operations	2,373	343	1,728	1,522	-

Net Income	$17,906	$22,628	$14,381	$16,117	$41,774

Net income per share-basic and diluted, continuing operations	$0.20	$0.29	$0.17	$0.19	$0.55
Total income per share-basic and diluted, discontinued operations	0.03	0.01	0.02	0.02	-
Net income per share-basic and diluted	$0.23	$0.30	$0.19	$0.21	$0.55
Dividend declared per share of common stock	$0.32	$0.32	$0.27	$0.27	$0.35
Weighted average number of shares outstanding-basic and diluted	76,630,528	76,630,528	76,624,462	76,620,112	76,620,112
Comprehensive income:
Net income	$17,906	$22,628	$14,381	$16,117	$41,774
Other comprehensive income (loss):
Unrealized gains on securities available-for-sale	-	-	-	-	159
Reclassification adjustment for realized gains included in net income	-	-	-	-	(4,556)
Total other comprehensive (loss) income	-	-	-	-	(4,397)
Comprehensive income	$17,906	$22,628	$14,381	$16,117	$37,377

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)

	For the Years Ended
	December 31,
	2012	December 31,
	(unaudited)	2011

Net interest income:
Interest income	$88,561	$106,483
Interest expense	(1,138)	(2,370)
Servicing fees	(530)	(572)
Net interest income	86,893	103,541

Other income:
Realized loss on sale of loan	(525)	-
Realized gains on sales of investments	-	18,481
Miscellaneous fee income	348	486
Rental income	3,153	238
Total other income	2,976	19,205

Other expenses:
Provision for loan losses, net	2,803	127
Management fees to affiliate	13,775	10,958
General and administrative expenses	6,660	3,211
Amortization expense	440	-
Depreciation expense	1,086	54
Total other expenses	24,764	14,350

Net income before income tax	65,105	108,396
Income tax	39	-
Net income from continuing operations	65,066	108,396

Net income from discontinued operations (net of tax expense of $726 and $0, respectively)	6,752	-
Gain on sale from discontinued operations	1,774	-
Impairment changes	(2,560)	-
Total income from discontinued operations	5,966	-

Net Income	$71,032	$108,396

Net income per share-basic and diluted, continuing operations	$0.85	$1.73
Total income per share-basic and diluted, discontinued operations	0.08	-
Net income per share-basic and diluted	$0.93	$1.73
Dividend declared per share of common stock	$1.18	$1.13
Weighted average number of shares outstanding-basic and diluted	76,626,430	62,609,153
Comprehensive income:
Net income	$71,032	$108,396
Other comprehensive income:
Unrealized gains on securities available-for-sale	-	-
Reclassification adjustment for realized gains included in net income	-	(10,475)
Total other comprehensive income (loss)	-	(10,475)
Comprehensive income	$71,032	$97,921

CONTACT:
CreXus Investment Corp.
Investor Relations
1-877-291-3453
www.crexusinvestment.com